Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Pac-West Telecomm, Inc.
Stockton, California

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-114477) and S-8 (Nos. 333-103929 and 333-118184) of our report dated February 25, 2005 (except for Note 18 which is dated March 11, 2005) relating to the consolidated financial statements and schedule of Pac-West Telecomm, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/BDO Seidman, LLP

San Francisco, California
March 30, 2005